Exhibit 99.1

BIOATLA ANNOUNCES PRIVATE PLACEMENT OF 2.7 MILLION SHARES

Proceeds to advance CAB-AXL and CAB-ROR2 through potentially registration enabling Phase 2 clinical trials, and additional CAB development programs

SAN DIEGO, CA – September 29, 2021 - BioAtla, Inc. (Nasdaq: BCAB), a global clinical-stage biotechnology company focused on the development of Conditionally Active Biologic (CAB) antibody therapeutics, today announced that it has entered into stock purchase agreements with a group of institutional investors in connection with a private placement of its common stock. The Company will issue 2.7 million shares of common stock for a purchase price of $28 per share. The transaction is expected to result in gross proceeds to the Company of $75.0 million, before deducting placement agent fees and other offering expenses. The Company plans to use the net proceeds from the private placement primarily to advance clinical development, medical affairs and commercial preparation, and for general corporate purposes.

Investors in the offering included Great Point Partners, Deerfield Management Company, Cormorant Asset Management, Soleus Capital, Sphera Healthcare, Ikarian Capital, LLC, HBM Healthcare Investments, Monashee Investment Management, LLC, funds managed by Hudson Bay Capital Management, and Pappas Capital.

The closing of the private placement is subject to certain conditions and is expected to occur on or about Thursday, September 30, 2021.

J.P. Morgan acted as lead placement agent and Jefferies acted as co-placement agent for the private placement.

The common stock being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock, nor shall there be any sale of the common stock in any state in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the common stock under the resale registration statement will only be by means of a prospectus.

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About BioAtla, Inc.

BioAtla is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through its contractual relationship with BioDuro, a provider of preclinical development services. Utilizing its proprietary Conditionally Active Biologics (CAB) technology, BioAtla develops novel, reversibly active monoclonal antibody and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB technology and products with more than 500 patents, more than 250 of which are issued. Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. BioAtla has two first-in-class CAB programs currently in Phase 2 clinical testing in the United States, mecbotamab vedotin, BA3011, a novel conditionally active AXL-targeted antibody-drug conjugate (CAB-AXL-ADC), and ozuriftamab vedotin, BA3021, a novel conditionally active ROR2-targeted antibody-drug conjugate (CAB-ROR2-ADC). BioAtla’s investigational CAB CTLA-4 antibody, BA3071, is a novel CTLA-4 inhibitor designed to reduce systemic toxicity and potentially enable safer combination therapies with checkpoint inhibitors such as anti-PD-1 antibody. To learn more about BioAtla, Inc. visit www.bioatla.com.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, without limitation, statements regarding use of proceeds and the completion and timing of the closing of the private placement. Forward-looking statements are based on BioAtla’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties related the satisfaction of customary closing conditions related to, and the completion of, the private placement and other risks and uncertainties that are described in the section titled “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 13, 2021. Forward-looking statements contained in this press release are made as of this date, and BioAtla undertakes no duty to update such information except as required under applicable law.

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Contact:

Richard Waldron

Chief Financial Officer

BioAtla, Inc.

rwaldron@bioatla.com

858.356.8945

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